Exhibit 10.1

AMENDED AND RESTATED GENTHERM INCORPORATED

2013 Equity Incentive Plan

[As amended and restated May 2018]

1. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means any stock option, stock appreciation right, restricted stock, restricted stock unit, performance share award or other stock-based award granted under the Plan.

(b) “Board” means the Gentherm Incorporated Board of Directors.

(c) “Committee” means a committee consisting of two or more members of the Board, each of whom  may be a “non-employee director” as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar or successor provision, as appointed by the Board to administer the Plan. In the absence of any action of the Board to the contrary, the Compensation Committee of the Board shall comprise the Committee.

(d) “Corporation” means Gentherm Incorporated, a Michigan corporation, or any successor thereof.

(e) “Discretion” means in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant (as hereinafter defined) in a manner consistent with the treatment afforded other Participants with respect to the Plan, which may be set forth in a written grant agreement or otherwise.

(f) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(g) “Incentive Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(h) “Nonqualified Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(i) “Other stock-based award” means any right granted under Paragraph 20 of the Plan.

(j) “Participant” means any individual or class of individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes (i) a key employee (including an officer or director who is also a key employee) of the Corporation or any Subsidiary, (ii) a director of the Corporation who is not also an employee of the Corporation or any Subsidiary (hereinafter sometimes referred to as an “outside director”), and (iii) a consultant or advisor of the Corporation or any Subsidiary.

(k) “Performance share” means a grant of Common Stock of the Corporation upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Paragraph 19.

(l) “Plan” means this Gentherm Incorporated 2013 Equity Incentive Plan, as amended and restated.

(m) “Restricted stock” means a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(n) “Restricted stock unit” means a grant of a right to earn the value of a share of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(o) “Stock appreciation right” means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

(p) “Subsidiary” means any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein, possessing more than fifty percent (50%) of the combined voting power of all classes of stock or other ownership interest.

2. Purpose of Plan. The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), outside directors, consultants and advisors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, outside directors, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional abilities.

3. Administration. The Plan shall be administered by the Committee provided that the Board may exercise all of the Committee’s powers, authority and obligations under this Plan (and any grant agreement) at any time, in whole or in part, in the Board’s discretion. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the type of Awards and the amount or maximum amount of stock or rights covered by Awards to be granted to each such person or class of person, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to: grant awards; determine the rights of Participants with respect to an Award upon any termination of service; determine whether, and to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; accelerate the vesting of any Award; interpret the Plan; promulgate, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee (or the Board) shall be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification of Committee Members. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith); provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan; Share Usage.

(a) The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate the sum of (i) 6,500,000 shares of Common Stock of the Corporation, plus (ii) the number of shares of Common Stock of the Corporation that, as of the effective date of the Plan are subject to awards granted under the Gentherm Incorporated 2006 Equity Incentive Plan or the 2011 Equity Incentive Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards (in each case, subject to adjustments as provided in this Paragraph 5) (the “Share Limit”). Such Share Limit shall also be the maximum aggregate number of shares of Common Stock of the Corporation in respect of which Incentive Options may be granted under the Plan.

(b) Awards of restricted stock, restricted stock units, unrestricted stock, and dividend equivalents (including performance shares and performance units) payable in shares of Common Stock shall count against the Share Limit as 1.85 shares of Common Stock for each share of Common Stock covered by such Awards. Awards of Incentive Options, Nonqualified Options, and stock appreciation rights shall count against the Share Limit as 1.00 share of Common Stock for each share of Common Stock covered by such Awards. The full number of shares of Common Stock subject to an option or stock appreciation right shall count against the Share Limit, even if the exercise price of the such option or stock appreciation right is satisfied in whole or in part through net-settlement or by delivering shares of Common Stock to the Corporation (by either actual delivery or attestation). Shares of Common Stock issued or to be issued under the Plan shall be authorized but unissued Common Stock or issued Common Stock that has been reacquired by the Corporation or a Subsidiary or affiliate of the Corporation. If any Common Stock covered by an Award is not purchased or is forfeited, or if an Award otherwise terminates without delivery of Common Stock subject thereto, then the number of shares of Common Stock related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above (or included for purposes of the calculation in the proviso, above), but shall again be available for making Awards under the Plan. Notwithstanding the foregoing, there shall not be added back to the Share Limit: (x) shares of Common Stock that are subject to an option or a share-settled stock appreciation right (including those stock appreciation rights that may be settled in either shares or cash) and are not issued upon the net settlement or net exercise of option or stock appreciation right; (y) shares of Common Stock delivered to or withheld by the Corporation or a subsidiary or affiliate of the Corporation to pay the exercise price or the withholding taxes under options or stock appreciation rights; or (z) shares of Stock repurchased on the open market with the proceeds of an Option exercise.

(c) Any shares that are delivered by the Corporation, and any awards or grants that are made by, or become obligations of, the Corporation through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards or grants previously made by an acquired company, shall not be counted against the number of shares available under the Plan. Consistent with the purpose of the Plan and with a view to avoiding over or under counting, the Committee shall, in its Discretion, determine the number of shares to charge against the shares remaining available under the Plan as a result of the grant or settlement of Awards made under the Plan.

(d) The number of shares with respect to each outstanding Award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, and the aggregate number of shares available at any time under the Plan shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no Awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

6. Participants. The Committee shall determine and designate from time to time, in its Discretion, those individuals who are or who become key employees (including officers and directors who are also key employees), outside directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees, outside directors, consultants or advisors of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes an employee, outside director, consultant or advisor of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares to be covered by such Awards.

7. Written Agreement. Each Award granted under the Plan shall be evidenced by a written grant agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. The written grant agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. Allotment of Shares. Subject to the terms of the Plan, the Committee shall determine and fix, in its Discretion, the number or maximum number of shares with respect to which each Participant may be granted Awards and such determination shall be set forth in the grant agreement; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

9. Stock Options. Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option may only be granted to an employee of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Corporation, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) fifty percent or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Corporation. Each option granted under the Plan shall designate whether such option is intended to be an Incentive Option or Nonqualified Option, the number of shares covered thereby, the price per share for which the shares covered by such option may be purchased, the date on which such option was granted, the expiration date of such option, and such other terms as determined by the Committee in its Discretion.

10. Stock Option Price. The Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased, which price shall be set forth in the grant agreement. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 100% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee as permitted in Treas. Reg. §1.409A-1(b)(5)(iv), and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation’s stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date or, if there are no sales on such date, on the next preceding or following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. Payment of Stock Option Price. At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock Option Exercise”). Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

(a) the stock appreciation right will expire no later than the Incentive Option;

(b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

(c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

(d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

(e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash, in shares of Common Stock of the Corporation, in other property or any combination thereof.

13. Granting and Exercise of Stock Options and Stock Appreciation Rights. Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee and set forth in the written grant agreement. To the extent that the aggregate fair market value of shares (determined at the date such option was granted) with respect to which options designated as Incentive Options first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any affiliate) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess options shall be treated as Nonqualified Options. A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 11 (unless the Committee, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 11). Except as provided in Paragraph 17 or an applicable written grant agreement, stock options and stock appreciation rights may be exercised only while the Participant is an employee, outside director, consultant or advisor, as the case may be, of the Corporation or a Subsidiary. Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. Non-transferability of Stock Options and Stock Appreciation Rights. No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Committee may permit a Participant to transfer a Nonqualified Option or a related or independently granted stock appreciation right.

15. Term of Stock Options and Stock Appreciation Rights. If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

16. Continuation of Employment. The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or a stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain an employee, consultant, advisor or outside director of the Corporation or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee, and the Committee may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or a stock appreciation right.

17. Termination of Employment. Except as set forth in an applicable grant agreement, if the employment of an employee Participant terminates, if the consultancy or advisorship of a consultant or advisor Participant terminates, or if an outside director Participant ceases to be a director (hereinafter collectively referred to as a “termination of employment”), the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options or related stock appreciation rights, in either case, not to extend beyond the expiration date with respect to such options or stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. A stock option or stock appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Corporation’s or Subsidiary’s retirement plan or policies or as otherwise determined by the Committee, or if the termination of employment results from action by the Corporation or a Subsidiary without cause or from an agreement between the Corporation or a Subsidiary and the Participant (hereinafter collectively referred to as a “qualifying termination of employment”), the Committee, in its Discretion, may permit all or part of the stock options and stock appreciation rights granted to such Participant to thereupon become exercisable in full or in part. For purposes of this Paragraph 17 and any other provision of the Plan where the term is used, the Committee’s definition of “cause” shall be final and conclusive.

18. Restricted Stock or Restricted Stock Units. Subject to the terms of the Plan, the Committee may award Participants shares of restricted stock and/or the Committee may grant Participants restricted stock units with respect to a specified number of shares of stock. All shares of restricted stock and all restricted stock units granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a) At the time of each award of restricted stock or restricted stock units, there shall be established for the shares or units a restricted period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same award. Notwithstanding the foregoing, and excluding awards granted under Section 18(i) below, unless the Committee determines otherwise with respect to any applicable Award, (i) the restricted period for non-performance-based restricted stock awards shall not be less than two years; provided that such condition shall be met if there are varying restricted periods within any award of non-performance-based restricted stock and the average restricted period for such non-performance-based restricted stock is not less than two years, and (ii) the restricted period for performance-based restricted stock awards shall not be less than one year.

(b) Unless otherwise provided in the written grant agreement, shares of restricted stock or restricted stock units granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares or units. Except for such restrictions on transfer, a Participant may be provided all of the rights of a shareholder in respect of shares of restricted stock including, but not limited to, the right to receive dividends on, and the right to vote, the shares. All dividends, if any, received by a Participant with respect to shares of restricted stock, shall be subject to the restrictions applicable to the original Award. If any such dividends are paid in cash, such dividends shall be accumulated during the restricted period (without interest) and paid or forfeited when the shares of restricted stock vest or are forfeited, and in no event shall any cash dividends be paid later than 2-1/2 months after the end of the tax year in which the applicable restricted period ends. A Participant shall have no ownership interest in shares of stock with respect to which restricted stock units are granted; provided, however, that the Committee may, in its Discretion, permit payment to such Participant of dividend equivalents on such units equal to the amount of dividends, if any, which are paid on that number of shares with respect to which the restricted stock units are granted. Any dividend equivalent rights granted to a Participant shall be subject to the restrictions applicable to the original Award, and shall be paid in a manner that either complies with, or is exempt from, Section 409A of the Code.

(c) Unless otherwise provided in the written grant agreement, if there is a termination of employment of a Participant, all shares or units granted to the Participant which are still subject to the restrictions imposed by Paragraph 18(a) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event of a qualifying termination of employment, the Committee may, in its Discretion, release some or all of the shares or units from the restrictions. In addition to or in lieu of conditioning the release of restrictions applicable to restricted stock or restricted stock units on the continued employment of the Participant for the restricted period applicable to the shares or units, the Committee may condition release of the restrictions on the attainment of one or more performance goals during the restricted period (hereinafter referred to as a “performance-based restricted stock or restricted stock unit award”).

(d) The performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award may be based upon any metric or criteria deemed appropriate by the Committee, including, without limitation, free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover, margins and/or other objective financial results of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal(s) shall be established by the Committee, in its Discretion.

(e) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled and subject to such other exceptions as the Committee may deem appropriate, the restrictions imposed by Paragraph 18(a) on restricted stock or restricted stock units subject to a performance-based goal shall lapse only after  the attainment of the performance goal(s) during the restricted period. Unless otherwise determined by the Committee in its Discretion, if the performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award has not been attained by the end of the restricted period, either in whole or in part, the shares or units subject to the award shall be forfeited and transferred back to the Corporation by the Participant, in whole or in part, as applicable (as required by the grant agreement), without payment of any consideration by the Corporation.

(f) Shares of restricted stock (including shares of performance based restricted stock) granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of restricted stock, such certificates shall be registered in the name of the Participant, deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(g) After the expiration of the restricted period applicable to restricted stock (and/or, in the case of performance-based restricted stock, after attainment of the applicable performance goal(s)), the Corporation shall deliver to the Participant or the legal representative of the Participant’s estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificate, the Corporation shall cause such certificates to be reissued without the legend.

(h) After the expiration of the restricted period applicable to restricted stock units (and/or, in the case of performance-based restricted stock units, after attainment of the applicable performance goal(s)), the Corporation shall pay to the Participant an amount equal to the then fair market value of the shares to which the restricted stock units relate. In the Discretion of the Committee, such amount may be paid in cash, stock, other property or any combination thereof. Moreover, in the Discretion of the Committee, such amount may be paid in a lump sum or in installments, on a current or deferred basis, with provision for the payment or crediting of an additional amount on installment or deferred payments based upon a reasonable rate of interest or other rate of return specified  by the Committee in its Discretion.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted stock (including performance-based restricted stock) shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted stock.

(i) Outside directors who are first elected or appointed to the Corporation’s Board shall be granted automatically (without any action by the Committee or the Board) an award of a number of shares of restricted common stock equal to (i) $4,167 (which amount may be modified from time to time by the Committee in its Discretion), multiplied by (ii) the number of full months between the date of such election or appointment and the first anniversary of the last completed annual meeting of the Corporation’s shareholders, and divided by (iii) the closing price of the Corporation’s common stock on the date of first election or appointment. In addition, on the date of each annual meeting of the Corporation’s shareholders, each outside director then in office shall be granted automatically (without any action by the Committee or the Board) an award of a number of shares of restricted common stock equal to $50,000 (which amount may be modified from time to time by the Committee in its Discretion) divided by the closing price of the Corporation’s common stock on such date. The restricted period with respect to each share of restricted common stock granted under this paragraph shall lapse on the date of the annual meeting of shareholders held during the calendar year following the date of grant or, if earlier, on the first anniversary of the date of grant, in each case so long as the applicable director remains a director through such date. Restricted stock granted pursuant to this paragraph shall be forfeited and immediately returned to the Company if the applicable director ceases to be a director prior to the date the restrictions with respect to such restricted stock are to lapse, except that if an outside director’s services as a member of the Board terminates because of (1) total disability (as determined by the Committee), (2) death (3) retirement on or after age 65 and after at least ten years of service as a member of the Board, or (4) any other circumstance that the Committee, in its Discretion, deems to be applicable, then all restrictions with respect to the restricted stock granted pursuant to this paragraph shall immediately lapse upon the occurrence of such event.

19. Performance Shares. The Committee may grant to a Participant the right to earn performance shares subject to the following terms and conditions:

(a) The Participant’s right to earn performance shares shall be subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b) The performance goal applicable to an award to a Participant of the right to earn performance shares may be based upon any metric or criteria the Committee deems appropriate, including, without limitation, free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover margins and/or other objective financial results of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal shall be established by the Committee in its Discretion.

(c) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled and subject to such other exceptions as may be deemed appropriate by the Committee, performance shares shall be issued to a Participant (in whole or in part, as applicable) only after  expiration of the performance period and attainment of the performance goal applicable to the award.

(f) No Participant shall have any of the rights of a shareholder of the Corporation in respect of the shares covered by a performance share award until the actual issuance of the shares to said Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

(g) In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of performance shares to a time later than the time the shares otherwise would be issued to the Participant; provided that such deferral election complies with rules adopted by the Committee, which comply with, or are exempt from, the requirements of Section 409A of the Code. In such event, the Committee may, in its Discretion, provide for the payment by the Corporation of an additional amount representing interest at a reasonable rate or such other rate of return determined by the Committee in its Discretion.

(h) In the Discretion of the Committee, in lieu of settling a performance share award by issuance of shares of Common Stock of the Corporation to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a value equal to the then value of the otherwise issuable shares.

(i) Unless otherwise determined by the Committee, performance shares or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the shares to the Participant.

(j) In its Discretion, the Committee may subject a performance share award to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Corporation or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant, advisor or outside director of the Corporation or a Subsidiary, for the entire performance period applicable to the award.

20. Other Stock-Based Awards. The Committee may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Corporation as are deemed by the Committee, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock of the Corporation, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

21. Investment purpose. If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

22. Rights to Continued Employment. Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, advisor or outside director of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment or service at any time with or without cause.

23. Withholding Payments. If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Corporation shall appropriately reduce the amount of stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation in respect of an Award appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to receipt of such stock in respect of an Award. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Corporation may also defer issuance of stock under the Plan until payment by the Participant to the Corporation or any of its Subsidiaries of the amount of any such tax. In the case of a Regulation T Stock Option Exercise, the Committee may in its Discretion permit the Participant to irrevocably instruct a stock broker to promptly deliver to the Corporation an amount (in addition to the option exercise price) equal to any withholding tax owing in respect of such option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares.

24. Change in Control. Notwithstanding any other provision of the Plan or any provision of a grant agreement, in the event the Committee determines that there has been or will be a Change in Control (as such term is defined below) of the Corporation, the Committee may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may (but not automatically) include, without limitation, acceleration of vesting of stock options and stock appreciation rights, release of restrictions applicable to restricted stock or restricted stock units, or deeming performance share awards and performance-based restricted stock and restricted stock unit awards to have been earned.

For purposes of the Plan, a “Change in Control” means any of the following: (a) the consummation of a merger, consolidation or reorganization involving the Corporation, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; (b) the consummation of a transfer, sale or other disposition, in one or a series of related transactions, of all or substantially all of the Corporation’s assets to any individual entity or group (a “Person”) (other than any Person that is directly controlled by or under common control with the Corporation); (c) the consummation of an acquisition, directly or indirectly, by any Person (other than the Corporation or any Person that is directly controlled by or under common control with the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities; (d) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that, any individual who becomes a director of the Corporation subsequent to the date hereof whose election, or nomination for election, by the Corporation’s shareholders was approved by the vote of at least a majority of the Independent Directors (as defined by applicable Nasdaq listing standards or, if the Corporation ceases to be listed on The Nasdaq Stock Market and is instead listed on another stock exchange, then as defined by the applicable rules of such other stock exchange) then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; or (e) the consummation of a complete liquidation or dissolution of the Corporation. In no event, however, shall a Change in Control be deemed to occur in connection with (a) a merger or reorganization of the Corporation, the sole purpose of which is to reincorporate the Corporation in a different state, or (b) any public offering of stock, the primary purpose of which is to raise additional capital.

25. Prohibition on Repricing. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other Awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without shareholder approval.

26. Effectiveness of Plan. The Plan shall be effective on the date the shareholders approve the Plan, subject to adoption by the Board if adoption had not already occurred prior to such shareholder approval. Awards may not be granted prior to shareholder approval of the Plan.

27. Termination, Duration and Amendments of Plan. The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after its approval by the shareholders, and no Awards may be granted thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, adversely affect the rights granted under any such Award without the consent of the holder thereof.

28. Section 409A of the Code. It is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Section 409A of the Code and the guidance and regulations issued thereunder and, accordingly, to the maximum extent permitted, the Plan and agreements granting Awards shall be interpreted consistent with such intent. In the event that any Award is subject to but fails to comply with Section 409A of the Code, the Corporation may revise the terms of the grant to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by the Participant on account of such noncompliance; provided, however, that in no event whatsoever shall the Corporation be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by a Participant under Code Section 409A or damages for failing to comply with Section 409A of the Code. Notwithstanding anything to the contrary contained herein or in any agreement pertaining to an Award, the payment or settlement of any 409A Award that would otherwise be payable or distributable upon the occurrence of a Change in Control, the Participant’s disability or termination of employment, shall not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such event also constitutes a change in control within the meaning of Treas. Reg. §1.409A-3(i)(5), a disability within the meaning of Treas. Reg. §1.409A-3(i)(4), or a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), respectively, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the grant agreement that is permissible under Section 409A of the Code. Notwithstanding anything else to the contrary in the Plan, to the extent that a Participant is a “specified employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s separation from service (determined in accordance with Treas. Reg. §1.409A-1(h)) in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

29. General.

(a) The granting of Awards and the issuance of shares of Common Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No shares of Common stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Corporation, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect to such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

(b) Neither the adoption of the Plan nor the submission of the Plan to the Corporation’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

(c) Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provided by the Corporation or any affiliate, except where the Committee expressly provides otherwise in writing.

(d) Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Corporation or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units or other Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that are to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment shall be determined in the following order and priority: first, there shall be reduced or eliminated any such right, payment or benefit that is excluded from the coverage of Section 409A of the Code, and then there shall be reduced or eliminated any such right, payment or benefit that is subject to Code Section 409A (with the reduction in rights, payments or benefits subject to Code Section 409A occurring in the reverse chronological order in which such rights, payments or benefits would otherwise be or become vested, exercisable or settled).

(e) The interests of any Participant under the Plan or any Award shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(f) The Plan, and all Awards made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

(g) It is the intent of the Corporation that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

(h) References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the effective date of the Plan’s adoption.

(i) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k) Nothing contained in the Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including but not by way of limitation, the right of the Corporation to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

(l) This document is a complete statement of the Plan.